COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS PREMIER VALUE FUND CLASS A SHARES WITH THE
STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX AND
THE WILSHIRE LARGE COMPANY VALUE INDEX

EXHIBIT A:

              STANDARD                                DREYFUS
             & POOR'S 500            WILSHIRE         PREMIER
 PERIOD    COMPOSITE STOCK      LARGE COMPANY       VALUE FUND
            PRICE INDEX *        VALUE INDEX**   (CLASS A SHARES)

10/16/86        10,000              10,000             9,428
10/31/86        10,000              10,000             9,457
10/31/87        10,640              10,466            11,937
10/31/88        12,210              12,559            12,281
10/31/89        15,428              15,242            15,793
10/31/90        14,274              13,314            15,744
10/31/91        19,044              17,814            21,491
10/31/92        20,939              19,775            21,051
10/31/93        24,061              24,126            25,200
10/31/94        24,988              23,491            23,455
10/31/95        31,587              30,372            26,371
10/31/96        39,194              37,093            30,578
10/31/97        51,774              47,687            38,967
10/31/98        63,171              53,598            39,564

*Source: Lipper Analytical Services, Inc.
**Source: Wilshire Associates, Inc.



COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN DREYFUS
PREMIER INTERNATIONAL VALUE FUND CLASS A SHARES, CLASS B SHARES,
CLASS C SHARES AND CLASS R SHARES AND THE MORGAN STANLEY
CAPITAL INTERNATIONAL EUROPE, AUSTRALASIA, FAR EAST (EAFE(R)) INDEX

EXHIBIT A:

                MORGAN
               STANLEY         DREYFUS      DREYFUS     DREYFUS      DREYFUS
               CAPITAL         PREMIER      PREMIER     PREMIER      PREMIER
            INTERNATIONAL     INTERNA-     INTERNA-     INTERNA-    INTERNA-
               EUROPE,         TIONAL       TIONAL       TIONAL      TIONAL
 PERIOD      AUSTRALASIA,    VALUE FUND   VALUE FUND   VALUE FUND  VALUE FUND
               FAR EAST       (CLASS A     (CLASS B     (CLASS C    (CLASS R
           (EAFE(R)) INDEX*    SHARES)      SHARES)     SHARES)      SHARES)
3/31/98         10,000          9,427       10,000      10,000       10,000
4/30/98         10,079          9,419        9,984       9,984        9,992
7/31/98         10,208          9,367        9,912       9,912        9,944
10/31/98         9,573          8,537        8,655       8,926        9,064



* Source: Lipper Analytical Services, Inc.